EXHIBIT 23.1
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L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


June 13, 2006


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Semotus Solutions, Inc. ("DLK") - Form S-8

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 2005 in DLK's Form 10-KSB for the year ended March 31, 2005, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ L.L. BRADFORD & COMPANY, LLC

L.L. Bradford & Company, LLC